                                                                   EXHIBIT 23(l)

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 33-54064, 33-54066, 33-54096, 33-57746, 33-57748, 33-86654 and 33-20801 of Layne
Christensen Company on Form S-8 of our report dated March 31, 1998, appearing in this Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 1998.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Layne Christensen Company listed in Item 14(a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP


Kansas City, Missouri
April 28, 1998






                                       67